Angionetics is a private, newly-formed, San Diego-based biotechnology company focused on the development of Generx® [alferminogene tadenovec], a phase 3 angiogenic gene therapy product candidate for the treatment of Myocardial Ischemia and Refractory Angina, and other patients with Cardiac Syndrome X.

USE OF INFORMATION This information is for the express use of the addressee. The document may not be reproduced in whole or part without written permission. This document provides information related to certain new product opportunities and does not constitute a an offer, license or authorization to disclose or use the information or concepts presented. Plans and projections provided herein are forward looking and reflect numerous assumptions and uncertainties related to the development and commercialization of novel product opportunities, including those described in Taxus Cardium’s annual and periodic reports and other filings with the U.S. Securities & Exchange Commission.

MEDICAL REVASCULARIZATION Microvascular Gene Therapy TODAY TOMORROW Myocardial Ischemia Refractory Angina Cerebral Ischemia Vascular Dementia

RECENT PRESS COVERAGE SCIENTIFIC AMERICAN January 2017

Drug Therapy Mechanical Revascularization Medical Revascularization Strategic Positioning For a Large Unaddressed Segment of the Angina Market

Platform Building Blocks DNA FGF-4 Gene Adenovector & CAR Receptor Delivery System One-Time, Non- Surgical Delivery Localized Transfection Cardiac Angiogenic Response

GENE THERAPY Source: Mukherjee, Siddhartha, The Gene, An Intimate History

Leveraging Cardiac Plasticity OFF ON Natural Disease-Induced Collateral Network Formation

Catheter-Based Angiogenic Gene Therapy Echocardiology

One-Time Treatment During Standard Angiographic Procedure SPECT Clinical Study (Agent-2) Efficacy Equivalent to Bypass Surgery or Percutaneous Coronary Intervention Cardiac Microvascular Gene Therapy

Generx: arteriogenesis & Angiogenesis

CRXM 100% Corporate Development Strategy: “Value Unlock” FDA-Cleared Phase 3 FDA 510(K) Clearance Investor Preferred Stock Common Stock Preferred Stock Fully-Converted into Common Stock Stock ⃰⃰ Percent Huapont Life Sciences Affiliate 1,800,000 - 1,800,000 15.0% Taxus Cardium - 7,200,000 7,200,000 85.0% Total 4,800,000 7,200,000 12,000,000 100.0% *Adjusted for planned forward stock split

Investment Thesis Global Leader in Angiogenic Gene Therapy. With clinical success, Generx will be the first cardiovascular gene-base therapeutic in the world for a large addressable market as a treatment for otherwise healthy patients Current Management Team. Responsible for leading Generx from pre-clinical Bench Lab at the University of California to FDA-cleared Phase 3 clinical study. The team has 100 years of collective experience in fields of gene therapy, cardiovascular, biologics, and commercial development. Novel Mechanism of Action. Generx provides new and innovation angiogenic “medical revascularization” a for well characterized CAD patients who are most likely to respond and benefit Late-Stage Clinical Development. FDA-cleared Phase 3 AFFIRM study preceded in the U.S. by four completed studies. Globally, over 650 patients enrolled, 455 patients treated with Generx, at over 100 medical centers with over 2,500 patient years of safety data Barriers to Entry. Know-how and trade secrets, plus 12 years of market exclusivity in the U.S under the Patent Protection and Affordable Care Act of 2010. $250 million technology & capital investment Cost-Effective Manufacture. Fully-validated cGMP manufacturing process, and product stability enabling cost-effective batch manufacturing. Projected direct manufacturing gross margins > 85% Fits within Current Medical Practice. Generx is a ready-to-use, one-time treatment, administered by interventional cardiologists during angiogram-like procedure. Targeted therapeutic cost: $2,000 to $5,000 per dose comparably aligned to the economics of cardiac stents Pipeline of Follow-on Medical Indications. Cardidac Syndrome X, Ischemic heart failure, and inversa forms of angina that represent significant unmet medical needs

Clinical & Medical Advancement: Why This? Why Now? FDA Phase 3 clearance with expanded and newly demarcated patient population FDA Fast Track submission pending Initial strategic partnership completed New preclinical research on Ad5 receptor interaction with Generx supports new transient ischemia delivery technology New catheter-based gene transfer delivery technology and new data supporting safety & efficacy of higher dose level Fundamental research on FGF-4 signaling and angiogenic process confirms VEGF interactions Clinical data analytics identifying Generx responders New simplified cath lab handling process A more clearly delineated refractory angina market opportunity based on Gilead’s promotion of Ranexa Research on limitations of mechanical revascularization opens door for medical revascularization Generx therapy

Licensing and Opportunity Angionetics’ gene therapy technology is primarily based on discoveries at Bayer, Collateral and Cardium Therapeutics. Angionetics is a strategic partner of Huapont Life Sciences, the sublicensee of Generx in Mainland China. Generx is available world-wide for license and/or partnership outside of Mainland China

Event Target Initial Formation and Capital Investment 3Q/16 Private Capital Mezzanine Financing in Process 1Q/17 Planned Access to Public Capital Markets 2Q/3Q 2017 Corporate Development Timetable

Emerging Treatment Paradigms Recent Clinical Research Findings: COURAGE, BARI 2D, STICH, PROMISE Ongoing Clinical Research : International Study of Comparative Health Effectiveness with Medical and Invasive Approaches [ISCHEMIA: 8,000 Patients]] Optimal Medical Therapy Small Molecule Drugs Medical Revascularization Angiogenic Therapy Mechanical Revascularization Percutaneous Coronary Intervention & Bypass Surgery Low Angiographic Risk Well-Controlled Angina Symptoms High Angiographic Risk No Prophylactic Benefit for Lower Risk Patients [Ad5FGF4] Phase 3 Product Candidate

Product Candidate

Generx

(alferminogene tadenovec)

INITIAL GENERX TARGETED MEDICAL INDICATIONS

Therapeutic Indication	Description	U.S. Patients
Refractory Angina *Coronary Artery Disease*	Myocardial ischemia and stable angina despite conventional forms of treatment. No longer responsive to maximally tolerated anti-angina medication. Low angiographic risk. Not candidates for PCI and CABG.	600,000 - 1,800,000[(1)]
Cardiac Syndrome X *Microvascular Dysfunction*	Angina with evidence of myocardial ischemia in the absence of flow-limiting stenosis on coronary angiography. 20-30% of patients undergoing angiography for chest pain. Limited effectiveness of conventional anti-anginal therapies.	200,000

(1) Range 0.6 M – 1.8 M [mean 1.2 M] McGillion et al. Canadian J Cardiology 28: S20-S41 (2012)

Region Refractory Angina (12% of Angina) Access to Essential Medicine USA & Canada 1.8 M 0.6 M - 1.8 M(1) Europe 4.6 M 4.3 M Central Asia 4.1 M 2.0 M Middle East 1.5 M 1.0 M South Asia 6.8 M 2.3 M East Asia 4.1 M 2.9 M Pacific 1.2 M 0.8 M Latin America 1.3 M 0.9 M Sub-Saharan Africa 1.0 M 0.4 M Total 26.4 M 16.4 M Global Summary of Refractory Angina Populations Addressable market Range 0.6 M – 1.8 M [mean 1.2 M] McGillion et al. Canadian J Cardiology 28: S20-S41 (2012)

Unit Volume U.S. Market Capture World Market Capture Target Revenue per Dose Price Level Level I $2,000 / dose Level II $3,000 / dose Level III $5,000 / dose 50,000 doses 2.8% 0.3% $100 Million $150 Million $250 Million 100,000 doses 5.5% 0.6% $200 Million $300 Million $500 Million 150,000 doses 8.3% 1.0% $300 Million $450 Million $750 Million 200,000 doses 11.1% 1.3% $400 Million $600 Million $1.0 Billion Potential Baseline Generx Revenue Model

FACTOR Commercial Status FDA-Cleared Phase 3 FDA Approval: 2007 Medical Indication Refractory Angina Chronic Angina Class of Therapy Gene Therapy Small Molecule Mechanism of Action Angiogenesis & Arteriogenesis Metabolic Modulation Modality Regenerative Medicine: Increases Cardiac Blood Supply Symptom Relief: Reduces Cardiac Oxygen Demand Comparable Therapies Percutaneous Coronary Intervention (Stents) Coronary Artery Bypass Surgery Beta Blockers Calcium Channel Blockers Treatment Regimen One-Time Delivery via Cardiac Catheter Twice Daily Oral Tablet Developer / Marketing & Sales Angionetics Inc. Gilead Sciences Annual Revenues (Patients / Penetration) Pending Phase 3 Clinical Study and BLA $680 Million (200,000 patients / 11.1%) CARDIAC PRODUCT PREDICATE

3.3 attacks 2.1 attacks Placebo (N=258) Ranexa 1000 mg (N=261) Mean Number of Weekly Angina Attacks Weekly Angina Attacks 91.7 Seconds 115.8 Seconds Placebo (N=258) Ranexa 1000 mg (N=261) Change in Exercise Duration (Seconds) Change from Baseline at Week 12 24 second Difference p<0.001 { Ref: Chaitman et al. Jama 2004; 291: 309-316 (CARISA) “This is what clinical success looks like!”

Enhance Physical Exertion Improve Cardiac Perfusion Reduce Angina and Medication Usage Offer New Therapeutic Options Therapeutic Objectives Product Candidate Reduce Angina and Medication Usage Enhance Physical Exertion Improve Cardiac Perfusion Offer New Therapeutic Options

CLINICAL STUDIES

Study	Country	Phase	Status	Clinical Endpoint	Patients
AGENT-1	United States	Phase 1 / 2 Dose Finding & Safety	Refractory Class 2-3 Angina	Exercise Treadmill Time	79
AGENT-2	North America	Phase 2a Mechanism of Action Study	>9% Reversible Perfusion Defect	SPECT Imaging	52
AGENT-3	North America	Phase 2b/3	Refractory Class 2-4 Angina	Exercise Treadmill Time	416
AGENT-4	Western Europe & South America	Phase 2b/3	Refractory Class 2-4 Angina	Exercise Treadmill Time	116
AWARE & ASPIRE	U.S. & International	Beta Study	Refractory Angina	Exercise Treadmill Time & SPECT Imaging	20
NEW AFFIRM	United States	Phase 3 *Fast Track*	Refractory Angina	Exercise Treadmill Time	300
				TOTAL	**983**

Study Clinical FDA Regulatory Dossier Findings AGENT-1 ETT Endpoint (N = 79) - Safe and well-tolerated (Treatment Response Correlates to Angina Severity) - Significant improvement in ETT vs. placebo when baseline ETT ≤ 10 min (p=0.01 at 4 wk; p= 0.05 at 12 wk) AGENT-2 SPECT Endpoint (N = 52) - Safe and well-tolerated (77% Response Rate) - Significant cardiac perfusion improvement at 8 wk (p<0.05 vs placebo) similar to CABG and PCI procedures - Parallel trends for improvements in angina frequency and NTG use - Data supports improved myocardial perfusion as Generx mechanism of action AGENT-3 / AGENT-4 Meta-Analysis ETT Endpoint (N=532) - Safe and well-tolerated (Supports “Female Pattern” Angina Thesis) - In females, High Dose vs Placebo: ETT: (pre-specified) 12 wk, p<0.01; 6 mo, p<0.01 Time to ECG Ischemia: 12 wk, p=0.03; 6 mo, p=0.01 CCS Class Improvements: 12 wk, p=0.01; 6 mo, p=0.04; 12 mo, p< 0.01 - In Agent-3, males and females exhibited improvement in CCS class at 12 mo (p<0.05) - Substantial placebo response in men, with endpoint ETT comparable to females (over all “improvement” dampened) ASPIRE SPECT Endpoint (N = 11) - New transient ischemia delivery safe and well-tolerated (86% Response Rate) - Significant cardiac perfusion improvement at 8 wk (p=0.01 vs placebo) similar to AGENT-2 and CABG/PCI Clinical Efficacy Correlations

Primary Efficacy: Exercise Tolerance MICROVASCULAR GENE THERAPY alferminogene tadenovec [Ad5FGF-4] Phase 3 Product Candidate

Generx Phase 2 Clinical Data Primary Endpoint: % Improvement in Reversible Profusion Defect Primary Endpoint: N=52 N=60 Physical Exertion (ETT) Cardiac Perfusion Measured by SPECT

Generx Phase 2 Clinical Data No Angina Attacks No Nitroglycerin Use N=52 N=52 Secondary Endpoint: % Complete Remission of Angina Secondary Endpoint: % Zero Use of Nitroglycerin

New patient portal wwww.myrefractoryangina.com

U.S. FDA-CLEARED PHASE 3 AFFIRM CLINICAL STUDY

Ad5FGF-4 In Patients with Refractory Angina due to Myocardial Ischemia

- Randomized, double-blind, placebo-controlled, multicenter study to evaluate the continued safety and definitive efficacy of Ad5FGF-4 in patients with stress-induced, myocardial ischemia and refractory angina

- Patient Population: (1) Refractory Angina (2) CCS angina Class III or IV (3) Evidence of Ischemia (4) Modified Bruce Exercise Treadmill (ETT= 3-7 min); (5) Average five angina attacks weekly

- 6 Months] Endpoints: (1) Functional ETT Improvement (primary) (2) Change in CCS angina class (3) Change in weekly angina attacks (4) Change in weekly nitrate usage (5) Change in quality of life (SAQ)

Product Candidate
Generx
(alferminogene tadenovec)

U.S. FDA-Cleared Phase 3 AFFIRM Clinical Study Ad5FGF-4 In Patients with Refractory Angina due to Myocardial Ischemia Primary Functional Study Endpoint Exercise Tolerance Testing Product Candidate

AFFIRM Study Efficacy Measure Prior Study Validation Clinical Data ETT Duration (Primary) AGENT-1 AGENT-3 & -4 Significant improvement in ETT duration at 12 weeks with Generx vs. Placebo for baseline ETT ≤10 min 1 Significant improvement in ETT duration at 12 weeks with Generx vs. Placebo for Age > 55 years, baseline ETT ≤ 5 min, CCS Class 3 or 4 3 CCS Angina Class (Secondary) AGENT-3 Significant improvement in CCS Class at 12 months with Generx vs. Placebo 3 Anti-Anginal Usage (Secondary) AGENT-2 43% of Generx-treated patients no longer require nitroglycerin at 8 weeks, vs. 17% for Placebo (n.s.)2 Angina Frequency (Secondary) AGENT-2 30% of Generx-treated patients no longer experience angina at 8 weeks, vs. 13% for Placebo (n.s.)2 Worsening Angina (Safety) AGENT-3 & -4 Significantly lower incidence of worsening angina with Generx vs. Placebo 3 1. Grines et al., Circ. 2002; 105:1291-7 [AGENT-1] 2 Grines et al., J Am Coll Cardiol. 2003; 42:1339-47 [AGENT-2] 3 Henry et al., J Am Coll Cardiol. 2007; 50:1038-46 [AGNT-3 & -4] n.s.: not significant New Phase 3 AFFIRM Study: Validation of Primary & Secondary Efficacy Endpoints Based on AGENT 1- 4 and ASPIRE Clinical Studies

Christopher Reinhard Chief Executive Officer Gabor Rubanyi, M.D., Ph.D. Vice President-Medical Innovation Robert Engler, M.D. Medical Director Wei-Wei Zhang, M.D., Ph.D. Vice President-Scientific Research Lois Chandler, Ph.D. Vice President-Product Development Cardium Tissue Repair Co. Cardium Cardium Cardium Angionetics Management Team

Generx®: corporate development Historical Perspective (NASDAQ) University of California San Diego Discovery, Licensing and Initial Preclinical Studies Phase 1/2 to Phase 2b/3 As Strategic Partner with Collateral Therapeutics Formed to Acquire Technology from Schering / Bayer Phase 2b/3 & International Pilot Study Clinical & Commercial Development Activities Cleared for Phase 3 Clinical Study Schering Acquires Collateral in 2002 for $160 Million Cardium United States & China $250 Million Invested in Preclinical Studies, Four FDA-Cleared Clinical Studies (Phase 1/2 thru 2b/3) and Product Commercialization